Exhibit 99.1

NEWS FROM POINT BLANK SOLUTIONS, INC. 2102 SW 2nd Street • Pompano Beach, FL 33069 Tel: 954-630-0900 • www.pointblanksolutionsinc.com

FOR IMMEDIATE RELEASE

POINT BLANK SOLUTIONS REPORTS 2009 THIRD QUARTER RESULTS

Pompano Beach, FL, November 9, 2009 – Point Blank Solutions, Inc. (“PBSI”, OTC Pink Sheets: PBSO.PK), a leader in the field of protective body armor, announced today its results of operations and financial position for the three and nine months ended September 30, 2009.

For the quarter ended September 30, 2009, consolidated net sales were $19.9 million, compared to consolidated net sales of $30.3 million for the quarter ended September 30, 2008.

Military and Federal Government sales were $1.4 million for the period ended September 30, 2009 compared to $9.6 million for the period ended September 30, 2008.  International sales were $8.5 million for the period ended September 30, 2009 as compared to $10.0 million in the comparable period in 2008.  These declines were primarily attributable to delays in the awarding of government and other International contracts.

Domestic/Distributor net sales for the three months ended September 30, 2009 were $8.4 million as compared to $9.4 million for the three months ended September 30, 2008, a decrease of 10.6%.  This decline was due primarily to the market’s reaction to the change in NIJ standards for soft body armor and the continued impact the economic downturn has had on state budgets.  However, sales increased 21.7% in the third quarter of 2009 as compared to $6.9 million reported for the three months ended June 30, 2009.  New NIJ .06 standards have been adopted and the Company anticipates this will have a positive impact on Domestic/Distributor sales in future periods.

During the third quarter of 2009, the Company was awarded a $38.5 million contract to produce the New, Generation II Improved Outer Tactical Vests (“IOTV”) for the U.S. Army and an $18.2 million contract to supply ballistic components (Outer Tactical Vest Ballistic Conversion Kits) to meet an international requirement.  In October 2009, the Company received an award in the amount of $2.4 million from the Defense Supply Center of Philadelphia (“DSCP”) to supply its Vision™ concealable vest and plate carriers to support the U.S. Army’s Military Police.  Production for each of these three new awards began in October 2009 and should be completed by January 2010.  With these contracts and other smaller orders awarded to the Company, backlog as of November 6, 2009, was $58.0 million.

Gross (deficit) profit for the quarter ended September 30, 2009 was approximately $(0.2) million or (0.1)% of net sales, as compared to approximately $3.4 million for the three months ended September 30, 2008 or 11.2% of net sales.  The decrease in gross profit margin as a percentage of net sales is primarily due to insufficient sales volume to cover related manufacturing overhead costs and other variable expenses maintained in order to support future requirements and additional costs incurred from the winding down of certain manufacturing facilities.  Additionally, during the period ended September 30, 2009, the Company had net inventory adjustments of $0.4 million related to excess and obsolete inventory and $0.3 million of expenses associated with new testing procedures.

The Company expects gross profit margins will improve in future periods given the anticipated increase in production, the reduction in its inventory position from previous periods, familiarity with new testing protocols and as a result of lean manufacturing.  Additionally, the Company is aggressively focusing its sales efforts to increase its Commercial and International business, both of which carry higher gross margins than other business lines.

Total operating costs were $6.6 million or 33.2% of net sales for the three months ended September 30, 2009 versus $12.5 million or 41.3% of net sales for the quarter ended September 30, 2008.  This decrease of $5.9 million or 47.2% is primarily due to a $3.2 million reduction in equity-based compensation expense, a $1.9 million reduction in litigation and costs of investigations expenses, and a $0.5 million decrease in selling and marketing expenses.

The Company reported an operating loss of $6.8 million for the quarter ended September 30, 2009, compared to an operating loss of $9.2 million for the quarter ended September 30, 2008.  Net loss for the third quarter of 2009 was $3.8 million or a loss of $(0.08) per share versus a net loss of $5.8 million or a loss per share of $(0.12) for the comparable period of 2008.

James R. Henderson, CEO of Point Blank Solutions, Inc. commented, “We knew production volumes in the third quarter would be light given the delays in government contracting and as such, continued to take steps to lower our overhead and improve our manufacturing efficiencies.  With almost $60 million of new contracts in place and other smaller domestic and international orders, we believe our fourth quarter will show substantial, top-line sequential improvement. Additionally, we expect our margins to increase sequentially and our overhead as a percentage of sales to decrease as a result of the restructuring efforts underway.”

“We entered the year with approximately $39 million of debt and exited the third quarter with a cash surplus of $900,000.  Given the heavy production over the coming months, we signed a new agreement with our lender to support our near-term, working capital needs and intend to incur debt again as we ramp up production.  Additionally, we’re still working to resolve the legacy issues which have impacted our financial performance, and are controlling costs associated with litigation where we can.  While there are challenges ahead, I believe we remain on track to be cash flow positive by the end of the year,” Henderson added.

Nine Month Comparisons:
For the nine months ended September 30, 2009, net sales were $129.5 million, compared to net sales of $91.3 million in the nine months ended September 30, 2008, an increase of 41.8%.

Military and Federal Government sales were $56.0 million for the nine months ended September 30, 2009 compared to $49.9 million for the comparable period in 2008, an increase of $6.1 million or 12.2%.  International sales were $48.8 million for the nine month period of 2009 compared to $10.9 million in the comparable period of 2008, an increase of $37.9 million or 347.7%.  The increase in Military, Federal Government and International sales was primarily related to the completion of two military contracts for IOTVs and OTVs and other international awards for IOTVs and ballistic components.

Domestic/Distributor sales were down $5.7 million or 21.6% in the comparable periods ended September 30, 2009 and September 30, 2008.  This decrease was primarily due to the market anticipation and reaction to the changes in NIJ standards for soft body armor as well as continued weakness in the national economy.  Additionally, shortages of a ballistic material required for one of the Company’s vest models delayed order fulfillment and reduced commercial sales in the first quarter of 2009.

Gross profit for the nine months ended September 30, 2009 was approximately $6.7 million or 5.2% of net sales, as compared to approximately $11.8 million or 12.9% of net sales for the comparable period in 2008.  The decrease in the gross profit margin as a percentage of net sales is due primarily to restructuring charges of $0.7 million, inventory adjustments of $0.8 million related to excess and obsolete inventory, an expense of $1.2 million related to new testing procedures, the completion of lower margin contracts and the temporary slow-down in shipments caused by additional testing required by the U.S. Military.  The Company expects gross profit margins will improve in future periods as a result of improvements in its manufacturing and supply chain operations.

Total operating costs were $22.3 million or 17.2% of net sales for the nine months ended September 30, 2009 versus $4.9 million or 5.4% of net sales for the nine months ended September 30, 2008.  During the second quarter of 2008, the statute of limitations for the majority of the 2004 employment tax withholding obligations expired.  Accordingly, the charge and related liability originally recorded during 2004, totaling $26.0 million, was reversed during the second quarter of 2008.  In addition, operating costs for the nine months ended September 30, 2009, included $3.0 million in restructuring charges in an effort to reduce overhead on a go-forward basis.  This increase was partially offset by lower equity-based compensation expenses, lower selling and marketing expenses and a $4.5 million decrease in litigation and cost of investigations expenses.

The Company reported an operating loss of $15.5 million for the nine months ended September 30, 2009, compared to operating income of $6.9 million for the comparable period in 2008.  Net loss for the nine month period in 2009 was $8.1 million or a loss of $(0.17) per share versus net income of $3.9 million or earnings per share of $0.08 in the comparable nine month period last year.

Henderson concluded, “Consistent with my past remarks, we are putting in place the infrastructure to be profitable in 2010.  As we improve our production capabilities and efficiencies, and lower our cost position, I believe we will be in a more favorable position to win contracts domestically and internationally, and generate incremental profits to the bottom-line.  We’ve accomplished a great deal in 2009, despite the losses reported and I’m hopeful this will translate into higher shareholder value in the coming year.”

Conference Call Information:
The Company will be hosting a teleconference and webcast to discuss its 2009 third quarter financial results on Tuesday, November 10, 2009 at 11:00 a.m. Eastern Time.  Parties can listen on the webcast on the Point Blank Solutions website at www.PointBlankSolutionsInc.com and by clicking on “Investor Relations” or participate on the teleconference by dialing 866-783-2146 (International: 857-350-1605) and entering the pass code: 81484226.  Additionally, a replay of the webcast will be available on the Company’s website in the “Investor Relations” section or via teleconference within 24-hours after the completion of the call.  The domestic replay number is 888-286-8010 (International: 617-801-6888), pass code: 52610679.

ABOUT POINT BLANK SOLUTIONS, INC.

Point Blank Solutions, Inc. is a leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets. The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, Point Blank Solutions believes that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.  The Company maintains facilities in Pompano Beach, FL and Jacksboro, TN. To learn more about Point Blank Solutions, Inc. visit our website at www.PointBlankSolutionsInc.com.

SAFE HARBOR STATEMENT
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY'S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (3) ADDITIONAL FINANCING REQUIREMENTS, (4) DEVELOPMENT OF NEW PRODUCTS, (5) GOVERNMENT APPROVAL AND CONTRACTING PROCESSES, (6) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (7) TECHNOLOGICAL CHANGES, (8) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (9) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (10) TURNOVER IN THE COMPANY'S SENIOR MANAGEMENT AND (11) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS DISCUSSED IN DETAIL IN "RISK FACTORS," IN THE COMPANY'S PERIODIC REPORTS ON FORMS 10-K AND 10-Q. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

Company Contact:	Media Contact:
Michelle Doery, Chief Financial Officer	Glenn Wiener, Media Relations
Tel: 954-630-0900	Tel: 212-786-6011 / Email: gwiener@GWCco.com

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash	$6,878	$1,707
Accounts receivable, less allowance for doubtful accounts of $849 and $279, respectively	7,246	33,620
Inventories, net	12,729	38,700
Income tax receivables	208	11,951
Deferred income taxes	17,669	14,829
Prepaid expenses and other current assets	2,303	2,782
Total current assets	47,033	103,589
Property and equipment, net	10,373	10,742
Other assets:
Deferred income taxes	10,506	10,931
Deposits and other assets	96	113
Total other assets	10,602	11,044
Total assets	$68,008	$125,375

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$-	$29,207
Term Loan	6,000	10,000
Note payable	2,973	2,950
Income taxes payable	-	285
Accounts payable	10,310	23,310
Accrued expenses and other current liabilities	9,148	4,927
Reserve for class action settlement	4,172	4,172
Vest replacement program obligation	403	410
Employment tax withholding obligation	6,633	8,154
Total current liabilities	39,639	83,415
Long term liabilities:
Unrecognized tax benefits	-	11,239
Other liabilities	385	418
Total long term liabilities	385	11,657
Total liabilities	40,024	95,072
Commitments and contingencies
Contingently redeemable common stock (related party)	19,326	19,326
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 51,843,057
shares and 51,446,585 shares issued and outstanding, respectively	49	48
Additional paid in capital	94,828	89,673
Accumulated deficit	(87,220)	(79,155)
Total Point Blank Solutions, Inc. stockholders’ equity	7,657	10,566
Noncontrolling interests	1,001	411
Total stockholders’ equity	8,658	10,977
Total liabilities and stockholders’ equity	$68,008	$125,375

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008

Net sales	$19,892	$30,327	$129,486	$91,314
Cost of goods sold	20,050	26,973	122,739	79,508
Gross (deficit) profit	(158)	3,354	6,747	11,806
Selling, general and administrative expenses	6,049	9,936	20,809	24,716
Litigation and cost of investigations	585	2,531	1,747	6,220
Employment tax withholding charge (credit)	-	37	(279)	(26,034)
Total operating costs	6,634	12,504	22,277	4,902
Operating (loss) income	(6,792)	(9,150)	(15,530)	6,904

Interest (income) expense, net	(240)	281	(1,160)	674
Other income, net	(4)	(1)	(226)	(216)
Total other (income) expense	(244)	280	(1,386)	458
(Loss) income before income tax (benefit) expense	(6,548)	(9,430)	(14,144)	6,446
Income tax (benefit) expense	(2,501)	(3,359)	(6,669)	3,134
Net (loss) income	(4,047)	(6,071)	(7,475)	3,312
Net (loss) income attributable to noncontrolling interests	(236)	(302)	590	(564)
Net (loss) income attributable to Point Blank Solutions, Inc.	$(3,811)	$(5,769)	$(8,065)	$3,876
Basic and diluted (loss) earnings per common share	$(0.08)	$(0.12)	$(0.17)	$0.08
Basic and diluted (loss) earnings per contingently redeemable share	$(0.07)	$(0.12)	$(0.16)	$0.08

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
	For the Nine Months Ended
	September 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(7,475)	$3,312
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,669	940
Amortization of deferred financing costs	88	88
Deferred income tax (benefit) expense	(9,163)	3,148
Equity-based compensation	664	5,056
Changes in assets and liabilities:
Accounts receivable	26,374	10,359
Inventories	25,971	(5,756)
Income tax receivable	11,743	8,213
Prepaid expenses and other current assets	391	200
Deposits and other assets	17	(37)
Accounts payable	(13,000)	2,666
Accrued expenses and other current liabilities	4,221	426
Vest replacement program obligation	(7)	(110)
Income taxes payable	(285)	-
Unrecognized tax benefits	-	(74)
Employment tax withholding obligation	(1,521)	(26,022)
Other liabilities	(33)	(104)
Net cash provided by operating activities	39,654	2,305

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	4
Purchases of property and equipment	(1,277)	(3,553)
Net cash used in investing activities	(1,277)	(3,549)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	-	(426)
Contribution from minority owners	-	250
Loan to minority owners	-	200
Net (repayments) proceeds from credit facility	(33,207)	1,252
Net proceeds from the issuance of stock options	1	-
Net proceeds from exercise of stock warrants	-	28
Net cash (used in) provided by financing activities	(33,206)	1,304
Net increase in cash and cash equivalents	5,171	60

Cash at beginning of year	1,707	213
Cash at end of period	$6,878	$273

Supplemental cash flow information:
Property and equipment acquired by issuing a note payable	$23	$2,500

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
FOR THE THREE MONTHS ENDED SEPTEMBER 30,
(In thousands)

	2009	2008
Net loss	$(3,811)	$(5,769)
Add back:
Depreciation	560	378
Interest, net	(240)	281
Income Taxes	(2,501)	(3,359)
Equity-based compensation	153	3,341
Litigation and cost of investigations	585	2,531
Payroll Tax Withholding Charge	-	37
Adjusted EBITDA	$(5,254)	$(2,560)

POINT BLANK SOLUTIONS, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
(In thousands)

	2009	2008
Net (loss) income	$(8,065)	$3,876
Add back:
Depreciation	1,669	940
Interest, net	(1,160)	674
Income Taxes	(6,669)	3,134
Equity-based compensation	664	5,056
Litigation and cost of investigations	1,747	6,220
Payroll Tax Withholding Credit	(279)	(26,034)
Adjusted EBITDA	$(12,093)	$(6,134)